PURCHASE AGREEMENT
                               ------------------

     THIS AGREEMENT ("Agreement") is made effective the 9th day of January 1998, between Cathay Global Investments, Inc. (hereinafter referred to as "CGI") and its affiliates (including Georgia Resources, Inc. and C.I.S. Resources Limited Liability Company) with principal offices at 1401 - 17th Street, Suite 1520, Denver, CO 80202 (hereinafter collectively referred to as "CGI" or "Sellers") and Capital Aggregate Partners, LLC, a Colorado limited liability company with offices at 9250 East Costilla Avenue, Suite 650, Englewood, Colorado 80112 (hereinafter referred to as "CAP" or "Buyer"), for the purpose of acquiring the interests of CGI in Amereco, Inc. and its subsidiaries including Omnivest Resources, Inc. ("ORI") (hereinafter collectively referred to as "Amereco"), a publicly-held Utah corporation. The parties to this Agreement may hereinafter collectively be referred to as the "Parties."

                                    RECITALS:

     WHEREAS, CGI is the record and beneficial owner of an aggregate of 3,635,165 shares of common stock of Amereco (the "Shares"), along with options to purchase an additional 1,563,994 shares of common stock of Amereco (the
"Options"). The forgoing Shares and Options of Amereco may hereinafter be referred to collectively as the "CGI Securities"; and

     WHEREAS, CGI holds a secured promissory note, dated April 18, 1997, made by Amereco in the total amount of $1,023,869.59 as of January 9, 1998, comprised of the principal amount of $947,618.81, plus accrued interest as of January 9, 1998 in the amount of $76,250.78, (the "Secured Cathay/Amereco Note"); and

     WHEREAS, CGI also holds a secured promissory note made by Amereco in the total amount of $1,587,495.94 as of January 9, 1998 comprised of the principal amount of $1,496,973.14 (including $131,092.00 to be reimbursed to CGI pursuant to paragraph 4 below) plus accrued interest as of January 9, 1998, in the amount of $90,522.80 (the "Secured Congress Note"). The Secured Cathay/Amereco Note and the Secured Congress Note may hereinafter sometimes be referred to collectively as the "CGI Notes"; and

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers the CGI Securities and the CGI Notes, under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sums specified herein, the mutual benefits to be derived hereby and the representations, warranties, covenants, and agreements herein contained, the sufficiency of which are hereby accepted and acknowledged, the Parties hereby incorporate the foregoing recitals into this Agreement by reference and hereby covenant and agree as follows:

     1. Recitals Confirmed. All of the recitals hereinabove stated are confirmed by all of the Parties hereto as being in all respects true and correct and the same are hereby incorporated by reference into this Agreement.


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



     2. Purchase and Sale of the CGI Securities. On the terms and subject to the conditions hereinafter set forth, Sellers hereby agree to sell, transfer and assign the CGI Securities and the CGI Notes to Buyer and Buyer hereby agrees to purchase the CGI Securities and the CGI Notes from Sellers in accordance with the terms hereof.

     3. Purchase Price - CGI Securities. Buyer shall pay to Sellers, and Sellers shall accept as full and fair consideration for the CGI Securities, six hundred thousand dollars (US$600,000), payable as follows:

          a)   $200,000 on or before May 15, 1998; and

          b)   $400,000 on or before September 15, 1998.

          3.1 Upon the execution of this Agreement, the title to the CGI Securities shall be transferred to Buyer, with all rights appurtenant thereto. The obligations for the May 15, 1998 and the September 15, 1998 payments shall be evidenced by promissory notes in favor of CGI (the "$200,000 Note" and the "$400,000 Note") attached hereto as "EXHIBIT A" and "EXHIBIT B." The $200,000 Note and the $131,092 Note referenced in Section 3.4 below shall be secured by the CGI Securities, and the $400,000 Note shall be unsecured, providing however that no distribution by CAP be made to the members of CAP unless and until the $400,000 Note is paid in full to CGI.

          3.2 The CGI Securities shall be placed and held in escrow, pending the completion of the May 15, 1998 payments, and pursuant to the escrow agreement ("Escrow Agreement") attached hereto marked "EXHIBIT C." All dividends or distributions, if any, paid by Amereco with respect to any of the CGI Securities will be delivered to the escrow agent, to be delivered in accordance with the instructions contained in the Escrow Agreement.

          3.3 Upon completion of the May 15, 1998 payments, the CGI Securities shall be released by the escrow agent and delivered to Buyer in accordance with the instructions contained in the Escrow Agreement.

          3.4 Additionally as part of the above consideration and as reimbursement for CGI's capital advances to Amereco, on or before May 15, 1998 Buyer shall pay to CGI a total of $131,092. This obligation shall be evidenced by a promissory note (the "$131,092 Note") in favor of CGI and attached hereto as "EXHIBIT D."

     4.  Purchase  Price  -  CGI  Notes  and  Reimbursement  for  CGI  Advances.
Consideration for the assignment to Buyer of the CGI Notes and related collateral, and reimbursement for advances made by CGI, will consist of the following:

          4.1 Simultaneously with the execution of this Agreement, Buyer shall issue to CGI a "New 3-Year Note" in the amount of $1,023,869.59. The Secured Cathay/Amereco Note and its related collateral shall be assigned to Buyer. The New 3-Year Note and the Assignment of Note and Collateral to Buyer are attached hereto as "EXHIBIT E" and "EXHIBIT F."


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


          4.2 Simultaneously with the execution of this Agreement, Buyer shall issue to CGI a "New 5-Year Note" in the amount of $1,456,403.94. The Secured Congress Note and its related collateral shall be assigned to Buyer. The New 5-Year Note and the Assignment of Note and Collateral to Buyer are attached hereto as "EXHIBIT G" and "EXHIBIT H."

          4.3 The CGI Notes and the assignments thereof shall be placed and held in escrow pursuant to the Escrow Agreement, which will provide for the delivery of the CGI Notes and assignments to Buyer, in accordance with the instructions contained therein, providing for delivery of the Secured Cathay/Amereco Note and its related collateral and assignment to Buyer upon satisfaction of the payments under the New 3 -Year Note; and delivery of the Secured Congress Note and its related collateral and assignment to Buyer upon satisfaction of the payments under the New 5 -Year Note.

     5. Conditions Precedent to Closing. The closing and all obligations of the Parties under and pursuant to this Agreement are and shall be subject to the following:

          5.1 A loan advance to ORI made by CAP in the amount of $250,000 for working capital, as evidenced by a deposit or wire transfer confirmation reasonably satisfactory to CGI no later than January 16, 1998.

          5.2 The representations and warranties of the Sellers being true and correct as of the date of this Agreement (including but not limited to those representations set forth in the Recitals of this Agreement).

          5.3 Sellers furnishing certificates representing the CGI Securities made the subject hereof in transferable form indorsed to Buyer with signatures medallion guaranteed to the extent such securities are certificated, and assignments, stock powers and/or other legally acceptable documentation for any uncertificated CGI Securities made the subject hereof.

          5.4 Duly executed documentation of all related agreements necessary to effect the terms and conditions of this Agreement.

          5.5 The Parties hereby agree to release and indemnify each other with regard to any claims and/or causes of action (excluding claims involving fraud, material breach of fiduciary responsibilities, gross negligence, or willful misconduct) which have arisen or may arise from the actions of the Parties or their relationships prior to the date of said release, and they shall execute a release identical in form to that annexed hereto as EXHIBIT I ("Mutual Release") for this purpose, which shall have the legal effect of a general waiver, release and indemnification.

          5.6 Each Seller shall execute and deliver to Buyer an irrevocable proxy in the form annexed hereto as EXHIBIT J ("Irrevocable Proxy") appointing Buyer as proxy to cast all votes represented by Sellers' shares.

     6. Representations and Warranties of Each Seller.

          6.1 The CGI Securities are hereby represented by Sellers as being 100% of the total outstanding Shares of Amereco, Inc. owned directly by Sellers, and 100% of the total number of Options to purchase Amereco securities owned directly by Sellers.

          6.2 To the best of Sellers' knowledge, information and belief, the CGI Securities collectively represent at least 66.3% of the total outstanding equity shares in Amereco.

          6.3 To the best of Sellers' knowledge, information and belief, there is no pending or threatened issue, litigation or other matter which may impair the ability of each Seller to comply with and/or implement the terms and conditions of this Agreement, and Amereco has no other liabilities to Sellers.

          6.4 Sellers Cathay Global Investments, Inc., and Georgia Resources, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller C.I.S. Resources Limited Liability Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado.

          6.5 To the best of Sellers' knowledge, information and belief, no consents of governmental and other regulatory agencies, foreign or domestic, or of other parties are required to be received by or on the part of Sellers to enable them to enter into and carry out this Agreement in all material respects.

          6.6 Each Seller, by itself and/or through its authorized representative, has the power to enter into this Agreement and to carry out its obligations hereunder. The authorized representative of Cathay Global Investments, Inc., represents that it has authority to bind not only Cathay Global Investments, Inc. but also the authority to bind the other Sellers, i.e., Georgia Resources, Inc. and C.I.S. Resources Limited Liability Company, for purposes of carrying out the terms and conditions of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will be duly authorized by the controlling members or Board of Directors (if applicable) of each Seller, and to the best of each Seller's knowledge, information and belief, no other corporate or other proceedings or approvals on the part of each Seller or any other party are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligations of each Seller and is enforceable in accordance with its terms.

          6.7 Each Seller is the sole record and direct owner of the securities of Amereco which are the subject of this Agreement and all securities owned by each Seller are fully paid, and to the best of each Seller's knowledge, information and belief, such securities are non-assessable, free and clear of any and all liens, claims and encumbrances of any kind, nature or description.

          6.8 Each Seller and its authorized representative herein, has full power, right and authority to execute and perform this Agreement in the time and manner contemplated; and to sell the CGI Securities made the subject hereof. The execution and performance of this Agreement and the delivery of the CGI Securities referred to herein will not result in a breach of or violate the provisions of any contract or agreement to which each Seller is a party or to which the CGI Securities are the subject. Sellers are solely responsible for ensuring that the proceeds from this transaction are properly allocated to the applicable individuals or entities entitled thereto.

          6.9 The CGI Securities contemplated herein may be restricted Rule 144 stock as promulgated under the Securities Act of 1933, and said securities may not be sold within the U.S. on an exchange prior to the termination of the applicable holding period, but may be sold in a private transaction subject to the provisions of said Rule.

          6.10 Sellers shall authorize and consent, and to the extent possible, shall encourage the cooperation of Amereco and its officers, directors, employees, attorneys, accountants, consultants, and other agents in providing full and complete access at all reasonable times to all records and any information pertaining to Amereco deemed necessary by Buyer.

          6.11 The Parties shall cooperate with each other and provide any further documentation reasonably necessary to carry out the terms of this Agreement or for the subsequent assignment or transfer of CGI Securities.

          6.12 Sellers hereby represent to Buyer that, to the best of their knowledge, for the past several months Amereco has not been able to pay its debts as they have become due.

     7. Representations and Warranties of Buyer. By virtue of the execution of this Agreement, Buyer hereby represents and warrants to Sellers as follows:

          7.1 Buyer has full power and authority to purchase the CGI Securities contemplated herein and to execute this Agreement and this Agreement is enforceable against Buyer.

          7.2 That it and/or its representatives and consultants have had access to such records of Amereco as it and/or they wish to examine and are relying and entering into this Agreement upon their own independent findings and the findings of their own counsel and/or consultants, and upon no representations, statements or warranties or any obligations to make any representations of Sellers.

          7.3 The execution of this Agreement will not result in a breach of or constitute a default under any existing agreement, indenture or other instrument to which Buyer is a party or by which Buyer or Shares may be bound or affected.

          7.4 Buyer has not been induced by any statements, representations or warranties (whether expressed, implied in fact or implied by law) of any kind, nature or description made by Sellers, their agents, servants or employees other than those set forth in this Agreement and are making this purchase and will accept the CGI Securities, on an "as is" basis (except as to warranty of title) in accordance with and subject to the terms hereof. Relevant documents and information have been reviewed and evaluated by Buyer and/or its accountants and counsel for this transaction, and no representations have been expressed or implied by Sellers concerning the viability or soundness of Amereco, or its ability to pay its debts as they may come due.

          7.5 Buyer qualifies as both a sophisticated and accredited investor as defined by Rule 501 of Regulation D of the Securities Act of 1933. Buyer did not learn of the opportunity to acquire the CGI Securities or the CGI Notes through any form of public advertising or general solicitation.

          7.6 Buyer will proceed in good faith and will use their best efforts to promptly and diligently satisfy the conditions precedent to closing, and will promptly notify Sellers in the event it reasonably believes that such conditions are unlikely to be fulfilled.

          7.7 Neither Linda Yip, Frederick V. Miale, Jr. nor their family members, associates, or affiliates are participating in the equity or debt aspects of this transaction with Buyer.

          7.8 Buyer, in conjunction with Amereco, will use their best efforts to make arrangements for additional financing in an amount of up to $2,000,000 by September 15, 1998, including the financing described in Paragraph 5.1 above.

     8. Expenses. Each party will pay their own expenses in connection with the transaction contemplated by this Agreement.

     9. Signatures. Facsimile signatures shall be acceptable for purposes of binding the Parties to this Agreement and its related exhibits. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same Agreement.

     10. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

     11. Waiver. At any time prior to the execution of this Agreement, the Parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the Agreements or conditions contained herein. Notwithstanding the foregoing and subsequent to the execution hereof, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all Parties to this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other provision, term, condition, warranty, or representation contained herein.

     12. Broker, Finder and Investment Banking Fees. Sellers and Buyer hereby represent and warrant to each other that except for the relationship of First Capital Investments, Inc. to Buyer, no broker, finder or investment banker has been authorized, engaged, or is entitled, directly or indirectly, to any brokerage, finder's or other fee or commission in connection with the transaction contemplated herein. Sellers shall not be responsible for any fees owed to First Capital Investments, Inc. The Parties shall indemnify and hold each other harmless from liability, including attorneys fees, arising out of any claim to compensation as a broker or finder by an individual, firm or entity claiming entitlement thereto.

     13. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective heirs, representatives, executors, administrators, successors and assigns of the Parties hereto.

     14. Entire Agreement. Each of the Parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the Parties hereto with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of said Agreement shall be in any way invalidated, empowered or affected. There are no representations or warranties other than those set forth herein. This Agreement supersedes any prior understandings or agreements concerning the subject matter hereof. Any warranties or representations of the Parties set forth herein shall survive the execution and delivery of this Agreement and the closing hereunder.

     15. Laws of the State of Colorado. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of Colorado irrespective of the place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the Parties hereby agree and consent to the jurisdiction and venue of the District Court of Arapahoe County, Colorado, and further agree and consent that personal service or process in any such action or proceeding outside of Arapahoe County shall be tantamount to service in person within Arapahoe County, Colorado and shall confer personal jurisdiction upon said court.

     16. Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration of the mutual covenants of each other, the Parties hereby agree, consent and acknowledge that, in the event of a breach of this Agreement, the Parties will be without adequate remedy-at-law and shall therefore, be entitled, in addition to any other remedies at law or equity to which it may be entitled, to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District Court of Arapahoe County, Colorado without the necessity of proving damages and without prejudice to any other remedies which the aggrieved party may have at law or in equity. For the purpose of this Agreement, the Parties hereby agree and consent that upon a material breach of this Agreement as aforesaid, the aggrieved party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be


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


able to obtain a permanent injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the breaching party from circumventing the express written intent of the Parties as set forth in this Agreement. Furthermore, the aggrieved party shall be indemnified by the breaching party for any damages incurred in reliance upon this Agreement or for representations made herein.

     In any action taken to enforce the terms of this Agreement through injunction or otherwise, the prevailing party in any such action shall be entitled to its related costs and attorney fees, including costs and fees incident to appeal, if applicable.

     17. Address of Parties. Each Party shall at all relevant times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business.

     18. Notices. All notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be sent by certified mail, return receipt requested, or overnight package delivery service to each of the Parties at the address appearing herein, and shall be effective from the date of mailing or the date of the validated air bill.

     19. Effective Date, Term. This Agreement will only be effective upon the execution of this document, and shall remain effective until all material terms and conditions are satisfied. Any representations or warranties expressed herein shall survive the closing.

     20. Time is of the Essence, Best Efforts, Good Faith and Fair Dealing. Time is of the essence hereof, and each of the Parties shall use its best efforts to comply herewith, and deal fairly and in good faith with the other party in all respects concerning the terms and conditions of this Agreement, and to carry out the intent of the Parties as set forth herein.


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



     IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written.

BUYER:
------

CAPITAL AGGREGATE PARTNERS, LLC



By: /s/  Gary J. Graham
   ---------------------------------
   Gary J. Graham, Manager
   Authorized Representative


SELLERS:
--------

CATHAY GLOBAL INVESTMENTS, INC.



By: /s/  Earl B. Wing
   ---------------------------------
    Earl B. Wing, Vice President
    Authorized Representative


C.I.S. RESOURCES LIMITED LIABILITY COMPANY
By Continental Integrated Services, Inc., its sole Member



By: /s/  Chih-Hui Lu
   ---------------------------------
   Chih-Hui Lu, Secretary/Treasurer


GEORGIA RESOURCES, INC.



By:Chih-Hui Lu
   ---------------------------------
   Chih-Hui Lu, Secretary/Treasurer

                           EXHIBIT LIST
                           ------------


                           A - $200,000 Note to CGI

                           B - $400,000 Note to CGI

                           C - Escrow Agreement

                           D - $131,092 Note

                           E - New 3 - Year Note to CGI for $1,023,869.59

                           F - Assignment of Note and Collateral to Buyer

                           G - New 5 - Year Note to CGI for $1,456,403.94

                           H - Assignment of Note and Collateral to Buyer

                           I - Mutual Release

                           J - Irrevocable Proxy